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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              IVI CHECKMATE CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)


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[IVI CHECKMATE LOGO APPEARS HERE]                                   NEWS RELEASE

   FOR IMMEDIATE RELEASE
   June 22, 2001


                         IVI CHECKMATE NOTIFICATION OF
                          SPECIAL STOCKHOLDER MEETINGS


[Atlanta, Georgia/Toronto, Canada] - IVI Checkmate Corp. (NASDAQ: CMIV); (TSE:
IVC/IVI) announces today that it has mailed out stockholder proxy material to the pending merger of IVI Checkmate and Ingenico S.A. of Paris, France.

In connection with this pending transaction that was announced on April 6, 2001, the Company has scheduled two special meetings.

The first special stockholder meeting, scheduled for July 24, 2001 in Toronto, Ontario, Canada, is only for stockholders of exchangeable shares of IVI Checkmate Ltd. (a subsidiary of IVI Checkmate Corp.). The purpose of this special meeting is to consider and vote upon a special resolution to amend certain terms of the exchangeable shares, in order that holders of exchangeable shares (other than IVI Checkmate and its subsidiaries) can participate automatically in the pending merger on an economically equivalent basis as holders of the common stock of IVI Checkmate Corp.

The second special stockholder meeting, scheduled for August 8, 2001 in Roswell, Georgia, is for all stockholders of IVI Checkmate Corp., including holders of exchangeable shares of IVI Checkmate Ltd. The purpose of this special meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 6, 2001, by and among IVI Checkmate Corp., Ingenico S.A. and Idaho Acquisition Corp., a wholly owned subsidiary of Ingenico.

Holders of exchangeable shares of IVI Checkmate Ltd. will receive a proxy statement and a management information circular, one related to each of the two special meetings. Holders of common stock of IVI Checkmate Corp. will receive only the proxy statement in connection with the second special meeting. It is important that stockholders carefully read the proxy materials and vote as soon as possible.

Provided that the merger is approved by stockholders, and all other conditions to consummate the merger are satisfied, including approval of the special resolution by the holders of exchangeable shares, upon completion of the merger IVI Checkmate will become a wholly owned subsidiary of Ingenico, and each stockholder will receive US$3.30 in cash, without interest, for each share of common stock of IVI Checkmate Corp. and for each exchangeable share of IVI Checkmate Ltd.

About Ingenico

Ingenico which is generally considered the inventor (1980) of the modern electronic payment terminal, is a leading provider of smart card based secured transaction products and systems. It has subsidiaries and partnerships all over the world and customers in over 50 countries and territories where its installed base exceeds 3 million point-of-sale terminals. See www.ingenico.com for more information.

About IVI Checkmate

IVI Checkmate is a major electronic transaction solutions provider in North America. The company designs, develops and markets innovative payment and value-added solutions that optimize transaction management at the point-of-service in the retail, financial, travel & entertainment, health care and transportation industries. IVI Checkmate's software, hardware and professional services minimize transaction costs, reduce operational complexity, and improve profitability for its customers in the U.S., Canada and Latin America. See www.ivicheckmate.com for more information.


CONTACTS:   L. Barry Thomson       John J. Neubert
            President & CEO        CFO/Executive Vice President
            IVI Checkmate Corp.    IVI Checkmate Corp.
            (770) 594-6000         (770) 594-6000

Important Legal Information

In connection with the Agreement and Plan of Merger dated April 6, 2001, IVI Checkmate Corp. has filed a proxy statement with the Securities and Exchange Commission. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and stockholders may obtain a free copy of the proxy statement and other documents filed with, or furnished to the SEC by IVI Checkmate Corp. at the SEC's web site at www.sec.gov. The proxy statement and other documents filed with, or furnished to, the SEC by IVI Checkmate Corp. may also be obtained for free by directing a request to Mr. John J. Neubert at (770) 594-6000.

In connection with the proxy statement, IVI Checkmate Corp. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of IVI Checkmate Corp. in favor of the merger transaction. INFORMATION CONCERNING THE PARTICIPANTS IS CONTAINED IN THE PROXY STATEMENT FILED WITH THE SEC. Stockholders of IVI Checkmate Corp. may obtain additional information regarding the interests of the participants by reading the proxy statement.

This press release contains forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Management cautions that these statements represent projections and estimates of future performance and involve certain risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, without limitation, rapid and significant technological developments that could delay the introduction of improvements in existing products or of new products; the Company's dependence on its limited suppliers and manufacturers of component parts of its products; the Company's dependence on its proprietary technologies (which may be independently developed by competitors); the Company's dependence on a small number of large retail customers; the potential fluctuation in financial results as a result of the Company's inability to make sales to large customers as well as the volume and timing of bookings received during a quarter and variations in sales mix; competition from existing companies as well as new market entrants; the Company's dependence on key personnel; and other factors that are contained in documents that the Company files with the U.S. Securities and Exchange Commission.